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EXHIBIT 10(a)

DESCRIPTION OF FIFTH & PACIFIC COMPANIES, INC.
2013 EMPLOYEE INCENTIVE PLAN

For the 2013 fiscal year, Fifth & Pacific Companies, Inc. maintained a bonus plan for full time salaried employees under which bonuses were earned based upon either Segment Adjusted EBITDA or total Company Adjusted EBITDA, as measured against pre-established targets, and, as applicable, departmental performance considerations and the achievement of individual goals, subject to certain terms and conditions. A similar bonus plan is anticipated for 2014, with financial targets measured based on similar metrics.

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  EXHIBIT 10(a)
DESCRIPTION OF FIFTH & PACIFIC COMPANIES, INC. 2013 EMPLOYEE INCENTIVE PLAN